Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

          In connection with the Quarterly Report of Alkermes Clinical Partners, L.P. (the “Partnership”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James M. Frates, Vice President and Chief Financial Officer of Alkermes Development Corporation II, General Partner of the Partnership, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002,18 U.S.C. § 1350 that:

     1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ James M. Frates

James M. Frates Vice President and Chief Financial Officer of Alkermes Development Corporation II, General Partner of Alkermes Clinical Partners, L.P. August 13, 2003